                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Maxim Pharmaceuticals, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party:__________________________________________________________
     (4) Date Filed:____________________________________________________________

                                    [LOGO]







June 1, 1999




Dear Stockholder:

         On behalf of the Board of Directors and management of Maxim Pharmaceuticals, Inc., I invite you attend a Special Meeting to be held on Thursday, June 24, 1999, 8:00 a.m. EDT at the Hotel Inter-Continental, Beekman Room II (Third Floor), 111 East 48th Street, New York, New York.

         As we move closer to the potential commercial launch of MAXAMINE-TM- and continue the development of our earlier-stage product candidates, the Company will require additional resources to implement its strategies and realize full value from its technologies. Accordingly, we fully plan and expect that additional issuances of equity or other financing transactions will be required to fund product development and commercial launches. In addition, we are likely to encounter opportunities to expand shareholder value through the pursuit of acquisitions or similar transactions. Accordingly, management and the Board of Directors recommend that the number of shares of Common Stock authorized for potential future issuance be increased as described in the following materials to allow the Company the flexibility to meet its resource requirements and to respond to any acquisition and any potential opportunities on a timely basis.

         It is important to us that your shares be represented at the Meeting whether or not you plan to attend. You can be sure your shares are voted at the meeting in accordance with your preferences by properly completing, signing and returning your proxy card in the enclosed envelope as soon as possible.

         Thank you for your continuing interest and support.

                                            Sincerely,


                                            /s/ LARRY G. STAMBAUGH

                                            Larry G. Stambaugh
                                            Chairman of the Board

                           MAXIM PHARMACEUTICALS, INC.
                     8899 UNIVERSITY CENTER LANE, SUITE 400
                           SAN DIEGO, CALIFORNIA 92122
                                 (619) 453-4040


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1999


To the Stockholders of Maxim Pharmaceuticals, Inc.:

              A Special Meeting of the Stockholders of Maxim Pharmaceuticals, Inc. will be held Thursday, June 24, 1999, 8:00 a.m. EDT at the Hotel Inter-Continental, Beekman Room II (Third Floor), 111 East 48th Street, New York, New York, for the following purposes as are more fully described in the accompanying Proxy Statement:

              1. To approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20 million to 35 million shares; and

              2. To transact such other business as may properly come before the meeting or any adjournment thereof.

              Stockholders of record at the close of business on May 21, 1999, are entitled to vote at the Meeting or any adjournment, postponement or continuation thereof.

              To assure that your shares will be voted at the meeting, you are requested to complete, date and sign the enclosed proxy card and return it promptly in the enclosed, postage-paid, addressed envelope. No additional postage is required if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote in person on all matters submitted at the meeting even though you have previously mailed your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

                                         By order of the Board of Directors,


                                         /s/ DALE A. SANDER

                                         Dale A. Sander
                                         Secretary



San Diego, California
June 1, 1999







              IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                            MAXIM PHARMACEUTICALS, INC.
                     8899 UNIVERSITY CENTER LANE, SUITE 400
                           SAN DIEGO, CALIFORNIA 92122

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                                  JUNE 24, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held on June 24, 1999, at 8:00 a.m. EDT (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Hotel Inter-Continental, Beekman Room II (Third Floor), 111 East 48th Street, New York, New York. The Company intends to mail this proxy statement and accompanying proxy card on or about June 1, 1999 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on May 21, 1999 will be entitled to notice of and to vote at the Special Meeting. At the close of business on May 21, 1999, the Company had outstanding and entitled to vote 10,201,627 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 8899 University Center Lane, Suite 400, San Diego, California 92122, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission is September 13, 1999. Pursuant to the Company's Bylaws, the deadline for submitting a stockholder proposal or a nomination for a director that is not to be included in such proxy statement and proxy is December 22, 1999. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to stockholder proposals and director nominations.

                                   PROPOSAL 1
   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         On May 10, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance by the Company from 20 million to 35 million shares. Attached hereto as Exhibit A is a copy of the Certificate of Amendment to the Company's Certificate of Incorporation, in the form approved by the Board of Directors, for filing with the Delaware Secretary of State upon approval of this Proposal 1 by the stockholders of the Company. As of May 21, 1999, 14,186,020 shares of common stock were outstanding or reserved for issuance out of the 20 million currently authorized shares.

PURPOSES

              The management and the Board of Directors of the Company believe that it is in the best interests of the Company and its stockholders to have additional shares of Common Stock available to issue for general corporate purposes, including convertible debt financings, equity financings, acquisitions, strategic collaborations, employee equity incentives and other corporate purposes. In particular, the Company's operations to date have consumed, and will continue to consume, substantial amounts of cash, and in light of this, the Company has begun to explore potential equity and/or debt financings in order to raise additional capital.

             To that end, the Company has entered into negotiations regarding a potential private placement of convertible subordinated notes (the "Notes") to certain qualified institutional investors. The Company currently anticipates issuing between $50 and $75 million of such Notes; however, the terms of the Notes cannot be reasonably estimated at this time since they are subject to market conditions and demand, and the Company has not yet commenced any offering of the Notes. Except for the approval of this Proposal, no further authorization from the Company's stockholders will be necessary to issue and sell the Notes. The ultimate terms of the Notes, including the interest rate, conversion price, redemption price and maturity date will be determined by the Board of Directors. The Company intends to use the proceeds from the sale of the Notes, if any, for general corporate purposes and to fund the Company's clinical trials. Depending upon the actual dollar amount of any Note offering completed, and depending upon the Note terms, the Company's current number of authorized but unissued shares of Common Stock may, or may not, be adequate to provide a reserve for issuance upon conversion of the Notes. If the Company does not have sufficient authorized but unissued shares of Common Stock to reserve for issuance upon conversion of the Notes, it might have to limit the amount of Notes sold, or it would not be able to complete any sale of the Notes, without first amending its Certificate of Incorporation to increase the authorized Common Stock as set forth in this Proposal. Notwithstanding this, even if this Proposal is approved by the stockholders, there can be no assurance that the Company will be able to commence any offering of the Notes. Moreover, even if such offering were commenced, there can be no assurance that the Company will be able to successfully complete a sale of the Notes. In the event the Company does not offer or sell the Notes, it will continue to explore other financing opportunities.

              In any event, the Company believes that the proposed increase in the number of shares of Common Stock authorized under the Company's Certificate of Incorporation will give the Company greater flexibility in responding to business and financing opportunities by allowing shares of Common Stock to be issued by the Board of Directors without the delay of a special meeting of stockholders. The Board of Directors will determine whether, when and upon what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes, including the sale of the Notes, and will continue to consider potential financings and other transactions which may result in the issuance of some or all of these additional shares.

EFFECT

              The additional Common Stock to be authorized by adoption of the amendment to the Company's Certificate of Incorporation would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock.

              Stockholders of the Company do not now have preemptive right to subscribe for or purchase additional shares of Common Stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the authorized shares of Common Stock that will be available for issuance as a result of the increase in the number of authorized shares of Common Stock.

              If the amendment to the Company's Certificate of Incorporation is adopted, the authority of the Board of Directors to issue the authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company since the issuance of additional shares of the Common Stock would dilute the voting power of the Common Stock then outstanding. Although the issuance of any additional shares will be on terms deemed to be in the best interest of the Company and its stockholders, under certain circumstances, the issuance of additional shares of Common Stock could have an adverse effect on the market price per share of the Company's Common Stock.

IMPLEMENTATION

              If the amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware.

              The affirmative vote of a majority of the Common Stock entitled to vote is required to approve the amendment to the Certificate of Incorporation. The votes represented by the Proxies received will be voted FOR approval of the adoption of the proposed amendment to the Certificate of Incorporation, unless a vote against such approval or an abstention from voting is specifically indicated on the Proxy.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 1.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 21, 1999 by (i) each present executive officer and Director of the Company, (ii) all executive officers and Directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                     BENEFICIAL OWNER(1)                                         BENEFICIAL OWNERSHIP
                     -------------------                             --------------------------------------------
                                                                     NUMBER OF SHARES         PERCENT OF TOTAL(2)
                                                                     ----------------         -------------------
Clearwater Funds(3)...........................................           1,016,083                    9.85%
  611 Druid Hills Road East, No. 200
  Clearwater, FL 34616

HealthCap KB(4)...............................................             677,747                    6.45%
  Sturegatan 34
  SE 114 36, Stockholm, Sweden

S-E-Banken Funds(5)...........................................             506,666                    4.96%
  Kastanjevagen 4
  S-13246 Saltsjo-300, Sweden

F. Duwaine Townsen(6).........................................             315,534                    3.07%

Larry G. Stambaugh(7).........................................             298,384                    2.91%

Colin B. Bier, Ph.D.(8).......................................              60,000                    *

Theodor H. Heinrichs(9).......................................               4,333                    *

Per-Olof Martensson(10).......................................              55,333                    *

Kurt R. Gehlsen, Ph.D.(11)....................................              23,637                    *

Dale A. Sander(12)............................................              17,634                    *

Geoffrey B. Altman(13)........................................              10,267                    *

All Directors and Officers as a Group (9 persons)(14)                      785,122                    7.65%

----------------------
  *    Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Except as otherwise indicated, the Company believes that each of the beneficial owners of the shares listed above, based on information furnished by such owners, has sole investment and voting power with respect to shares indicated as beneficially owned, subject to community property laws where applicable.

(2) Percentage of beneficial ownership is based on an aggregate of 10,201,627 shares of Common Stock outstanding as of May 21, 1999, adjusted as required by rules promulgated by the SEC.

(3) Includes (i) 829,000 shares held by Clearwater Fund IV, LLC, and 73,183 shares held by Clearwater Offshore Fund, Ltd. and (ii) 113,900 redeemable warrants exercisable within 60 days of May 21, 1999.

(4) Includes 310,100 redeemable warrants exercisable within 60 days of May 21, 1999.

(5) Includes 8,000 shares subject to warrants exercisable within 60 days of May 21, 1999.

(6) Includes (i) 700 shares held by Ventana II, (ii) 1,825 shares held by Ventana Growth Capital Fund V L.P., and (iii) 216,578 shares held by Ventana Partnership III L.P. Mr. Townsen, a director of the Company, is a general partner of each of the aforementioned entities. Mr. Townsen disclaims beneficial ownership of all shares held by such entities except to the extent of his pecuniary interest therein, if any. Includes 36,431 shares held jointly by Mr. Townsen and his wife. Also includes 60,000 shares subject to stock options exercisable within 60 days of May 21, 1999.

(7) Includes 1,000 shares and 1,000 redeemable warrants exercisable within 60 days of May 21, 1999 held by Mr. Stambaugh's spouse, and 62,500 shares subject to stock options exercisable within 60 days of May 21, 1999.

(8) Includes 60,000 shares subject to stock options exercisable within 60 days of May 21, 1999.

(9) Includes 1,000 shares held by Hematec, Inc.. Mr. Heinrichs, a director of the Company, is the principal equity shareholder of Hematec, Inc. Mr. Heinrichs disclaims beneficial ownership of all shares held by such entity except to the extent of his pecuniary interest therein, if any. Includes 3,333 shares subject to stock options exercisable within 60 days of May 21, 1999.

(10) Includes 55,000 shares subject to stock options exercisable within 60 days of May 21, 1999.

(11) Includes 21,733 shares subject to stock options exercisable within 60 days of May 21, 1999.

(12) Includes 17,250 shares subject to stock options exercisable within 60 days of May 21, 1999.

(13) Includes 5,000 shares subject to stock options exercisable within 60 days of May 21, 1999.

(14) Includes 1,000 shares subject to redeemable warrants and 284,816 shares subject to stock options exercisable within 60 days of May 21, 1999. See Notes 6-13.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors


                                            /s/ DALE A. SANDER
                                            ------------------------------------
                                            Dale A. Sander
                                            Secretary

June 1, 1999



         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K/A FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, MAXIM PHARMACEUTICALS, INC., 8899 UNIVERSITY CENTER LANE, SUITE 400, SAN DIEGO, CALIFORNIA 92122.

                                     EXHIBIT A
                                     ---------

                            CERTIFICATE OF AMENDMENT OF
                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                         OF
                            MAXIM PHARMACEUTICALS, INC.

     MAXIM PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1.   The name of the corporation is Maxim Pharmaceuticals, Inc.

     2. Maxim Pharmaceuticals, Inc. was originally incorporated on September 24, 1954, under the name "Wilco Oil & Minerals, Corp."

     3. This Certificate of Amendment amends certain provisions of the Amended and Restated Certificate of Incorporation of the corporation and has been duly adopted by the Board of Directors in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and by the stockholders of the corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     4. Paragraph A of Article IV shall be amended to read in its entirety as follows:

          "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the corporation shall have authority to issue is Forty Million (40,000,000) shares consisting of
          (a) Thirty-Five Million (35,000,000) shares of Common Stock, each having a par value of one tenth of one cent ($.001) and
          (b) Five Million (5,000,000) shares of Preferred Stock , each having a par value of one tenth of one cent ($0.001)."

          IN WITNESS WHEREOF, Maxim Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President this ___ day of ______ 1999.

                                   MAXIM PHARMACEUTICALS, INC.

                                   By:
                                        -------------------------------------
                                        Larry G. Stambaugh,
                                        President and Chief Executive Officer


Attest:


By:
     ----------------------------
     Dale A. Sander,
     Secretary

                          MAXIM PHARMACEUTICALS, INC.

                                     PROXY

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 1999

    The undersigned hereby (i) acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated June 1, 1999, relating to the Special Meeting of Stockholders of MAXIM PHARMACEUTICALS, INC. (the "Company") to be held June 24, 1999 and (ii) appoints Larry G. Stambaugh and Dale A. Sander as proxies, with full power of substitution, and authorizes them, or either of them, to vote all shares of Common Stock of the Company standing in the name of the undersigned at said meeting or any postponement, continuation and adjournment thereof, with all powers that the undersigned would possess if personally present, upon the matters specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY CARD.

    MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

1. Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock to 35,000,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

Please check this box if you plan to attend the meeting.  / /
                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.
                                              __________________________________
                                              __________________________________
                                              Signature(s)            Date

                                              Please mark, date, sign and mail
                                              this proxy card in the envelope
                                              provided. No postage is required
                                              for domestic mailing.